UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 8, 2019

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑Soliciting material pursuant to  Rule  14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 8, 2019, Dr. Stephen Shohet, who currently serves as a Class III member of the Board of Directors (the “Board”) of Amphastar Pharmaceuticals, Inc. (the “Company”), notified the Board that he would not stand for re-election to the Board when his current term expires at the 2019 annual meeting of the Company’s stockholders (the “2019 Annual Meeting”). Dr. Shohet will continue to serve as a director until the expiration of his current term which ends on the date of the 2019 Annual Meeting.

Dr. Shohet’s decision not to stand for re-election is not the result of any disagreement with management or the Board, and is not related to the Company’s operations, policies, or practices.

Item 8.01.Other Events.

Further, on March 8, 2019, the Nomination Committee of the Board nominated Ms. Diane G. Gerst to stand for election to the Board as a Class III director at the 2019 Annual Meeting to fill the vacancy created by the decision of Dr. Shohet not to stand for re-election. She served as the Company’s Executive Vice President of Quality Assurance and Regulatory Affairs from June 2015 until February 2018 and also served as the President of Amphastar Nanjing Pharmaceuticals Inc., one of the Company’s subsidiaries, from March 2014 until February 2018. From August 2013 to June 2015, Ms. Gerst served as the Company’s Corporate Senior Vice President of Quality Assurance. Ms. Gerst served as Corporate Vice President of Quality Assurance from August 2003 until her promotion to Senior Vice President in August 2013. Previously, she was the Company’s Vice President of Regulatory Affairs from June 2001 to July 2002. Prior to joining the Company, Ms. Gerst held various management level positions in regulatory and quality including eight years at Braun-McGaw and seven years at IMS. Ms. Gerst received a B.A. from the University of California, Berkeley.

There are no family relationships between Ms. Gerst and any director or executive officer of the Company, and Ms Gerst was not nominated by the Board to serve as a director pursuant to any arrangement or understanding with any person. Other than her employment by the Company (noted above), Ms. Gerst has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. More information about Ms. Gerst and the director nominee process will be available in the Company’s 2019 proxy statement.

Important Additional Information and Where You Can Find It

The Company will furnish its proxy statement and a proxy card for its 2019 Annual Meeting to each stockholder entitled to vote at the 2019 Annual Meeting, and will file the proxy statement with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders. Before making any voting decision, stockholders should carefully read the proxy statement (including any supplements or amendments), and any other relevant documents that the Company may file with the SEC when they become available, because they will contain important information. Copies of the proxy statement (when it becomes available), any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the “Investors” section of the Company’s website at www.amphastar.com or by directing a request to the Company, Attention: Investor Relations, 11570 6th Street, Rancho Cucamonga, California 91730.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: March 14, 2019
	By:	/S/WILLIAM J. PETERS
William J. Peters
Chief Financial Officer and Senior Vice President